Exhibit 10.1
PROMISSORY NOTE

$50,000  September 18, 2018

For value received, True Drinks Holdings, Inc., a Nevada corporation ("Borrower"), promises to pay to the order of Food Labs, Inc., a Nevada corporation, or its assigns ("Lender"), the sum of Fifty Thousand Dollars ($50,000.00) (the "Principal Amount"), interest at the rate of five percent (5%) annually from the date hereof, and the Lender’s Fee on the Principal Amount, at the rate of interest specified herein.

1.       A Lender’s Fee equal to one percent (1%), or Five Hundred Dollars ($500) (the “Lender’s Fee”), will be payable to Lender. A final payment of the Maturity Obligations (as hereinafter defined) shall be due and payable on December 31, 2019 (the "Maturity Date").

2.       As used herein, "Maturity Obligations" shall mean the entire outstanding principal amount, together with accrued interest and the Lender’s Fee, as provided for herein, and all other sums due and unpaid hereunder.

3.       All payments due under this Note are payable to such place as Lender or other holder hereof shall notify Borrower in writing.

4.       All payments received by Lender on this Note shall be applied by Lender as follows: first, to the payment of delinquency or "late" charges, if any; second, to Lender Fee as provided in paragraph 1 hereof; third, to the payment of accrued and unpaid interest on the Principal Amount; and fourth, to the reduction of the Principal Amount.

5.       Any portion of the Principal Amount, accrued interest thereon, or Lender’s Fee unpaid at maturity, or when the entire amount of this Note is otherwise due and payable, as a result of acceleration, or otherwise, or after default, shall thereafter accrue default interest at a rate of five percent (5%) (the "Delinquency Rate"). The Delinquency Rate shall be effective both before and after any judgment as may be rendered in a court of competent jurisdiction provided, however, that if such Delinquency Rate is deemed to be interest in excess of the amount permitted to be charged to Borrower under applicable law, Lender shall be entitled to collect a Delinquency Rate only at the highest rate permitted by law, and any interest actually collected by Lender in excess of such lawful amount shall be deemed a payment in reduction of the Principal Amount then outstanding under this Note and shall be so applied.

6.       In the event this Note is turned over to an attorney at law for collection after default, in addition to the Maturity Obligations, Lender shall be entitled to collect all costs of collection, including but not limited to reasonable attorneys' fees, incurred in connection with protection of, or realization of, collateral or in connection with any of Lender's collection efforts, whether or not suit on this Note is filed, and all such costs and expenses shall be payable on demand.

7.       No failure on the part of Lender or other holder hereof to exercise any right or remedy hereunder, whether before or after the happening of a default shall constitute a waiver thereof, and no waiver of any past default shall constitute waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right or acceleration or any other right, or be construed so as to preclude the exercise of any right which Lender may have, whether by the laws of the State of California, by agreement or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

8.       Borrower, for itself and its successors and assigns, and each endorser or guarantor of this Note, for its heirs, successors, and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption, and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Reform Act of 1978, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

9.       It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and Lender, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to Lender or the holder hereof, or collected by Lender or such holder, for the use, forbearance, or detention of the money to be lent hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Lender or other holder hereof shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid principal amount and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower and any endorser or guarantor of this Note.

10.       This Note shall be governed by and construed under the laws of the State of California. Borrower hereby submits to personal jurisdiction within State of California for the enforcement of Borrower's obligations hereunder, and waives any and all personal rights under the law of any other state to object to jurisdiction within the State of California for the purposes of litigation to enforce such obligation of Borrower.

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

BORROWER

By:           /s/ Robert Van Boerum
Name:      Robert Van Boerum
Its:           Chief Executive Officer